Exhibit 10.3

                                 PURCHASE AGREEMENT

   THISPURCHASE AGREEMENT dated November 15, 1995, by and between The United States Basketball League of 46 Quirk Road, Milford, Connecticut, 06464, hereinafter referred to as "USBL" and Topaz Selections, Ltd. of The Genesis Building, Box 61. Grand Cayman, Cayman Islands, hereinafter -referred to as "TOPAZ", or its assigns, and;

   WHEREAS USBL is desirous of selling USBL franchises West of the Mississippi and in acquiring media time on the national television markets for future expansion and for future advertising as a public company; and

   WHEREAS TOPAZ is desirous of acquiring no less than ten (10) USBL franchises West of the Mississippi, a list of which is attached hereto;

    BOTH PARTIES AGREE AS FOLLOWS:

    1)PRICE. Based on the planned expansion of the USBL in the Eastern United States and the USBL commitment to future expansion a price of $4000,000 per franchise is agreed upon for a total of $$ million.

    2)TERMS OF PAYMENT. TOPAZ agrees to pay to USBL $4 million in Advertising Due Bills on the American Independent Network upon the signing of this agreement for ten franchises for West of the Mississippi for play after 1997. To be paid in 2 installments of $21,000,000 February 15, 1996 and $21,000,000 on or before July 30, 1996.

    3)FIDUCIARY. Both parties acknowledge that Blackhawk Financial Group, Inc., shall serve as fiduciary in transaction and without compensation serve to exchange the proper documents and assets among the parties.

    4)FRANCHISE AGREEMENTS. USBL acknowledges that TOPAZ and or its assigns will be required to sign appropriate Franchise Agreements for the respective cities within which they wish to establish their teams and that both parties acknowledge in good faith that minor adjustments need to be made to said documents and that USBL, shall in good faith address those concerns which TOPAZ has and attempt to assist them in adjusting the franchise agreement to accommodate said changes.

    THIS AGREEMENT represents the entire understanding of both parties.

                               UNITED STATES BASKETBALL LEAGUE
TOPAZ SELECTIONS, Ltd.
                                    S/S/
                               By: President

By: Director